SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CORNERSTONE TOTAL RETURN FUND, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CORNERSTONE TOTAL RETURN FUND, INC.
225 Pictoria Drive, Suite 450
Cincinnati, OH 45246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 14, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 14, 2026: THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT ARE AVAILABLE ON THE INTERNET AT
HTTP://WWW.CORNERSTONETOTALRETURNFUND.COM/ASSETS/PDFS/SEC-FILINGS/CRF_PROXY_FINAL.PDF.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Cornerstone Total Return Fund, Inc., a New York corporation (the “Fund”), will be held at 11:00 a.m., Eastern Time, on April 14, 2026 at the First Floor Conference Room, 1075 Hendersonville Rd., Asheville, NC 28803, for the following purposes:

1.    To approve the election of eight directors to hold office until the year 2027 Annual Meeting of Stockholders (Proposal No. 1).

The Board of Directors has fixed the close of business on February 13, 2026, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Meeting or any adjournment or postponement thereof. The stock transfer books will not be closed.

Copies of the Fund’s most recent annual and semi-annual reports are available free of charge for any stockholder by writing to the Fund, c/o Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, by calling (866) 668-6558, or by visiting the Fund’s website at www.cornerstonetotalreturnfund.com.

By Order of the Board of Directors

Hoyt M. Peters
Secretary

Dated: February 26, 2026

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED REPLY ENVELOPE. YOUR PROMPT RESPONSE WILL HELP ASSURE A QUORUM AT THE MEETING.

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3.	Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

REGISTRATION

CORPORATE ACCOUNTS	VALID SIGNATURE

(1) ABC Corp.	ABC Corp (by John Doe, Treasurer)
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

TRUST ACCOUNTS

(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d/ 12/28/78	Jane B. Doe

CUSTODIAL OR ESTATE ACCOUNTS

(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

CORNERSTONE TOTAL RETURN FUND, INC.
225 Pictoria Drive, Suite 450
Cincinnati, OH 45246

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 14, 2026

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cornerstone Total Return Fund, Inc., a New York corporation (the “Fund”) for use at the Annual Meeting of Stockholders for the year 2025 (the “Meeting”) to be held at 11:00 a.m., Eastern Time, on April 14, 2026 at the First Floor Conference Room, 1075 Hendersonville Rd., Asheville, NC 28803, and at any and all adjournments or postponements thereof. A form of proxy is enclosed herewith. This Proxy Statement and the accompanying form of proxy are being first mailed to stockholders of the Fund (“Stockholder(s)”) on or about February 26, 2026.

Any Stockholder who executes and delivers a proxy may revoke it by written communication to the Secretary of the Fund at any time prior to its use or by voting in person at the Meeting. Attendance by a Stockholder at the Meeting does not, in itself, revoke a proxy. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of Messrs. Joshua G. Bradshaw, Ralph W. Bradshaw, Peter K. Greer, Frank J. Maresca, Matthew W. Morris, Scott B. Rogers, Andrew A. Strauss and Ms. Marcia E. Malzahn as nominees for Director.

In general, abstentions and broker non-votes, as defined below, count for purposes of obtaining a quorum but do not count as votes cast with respect to any proposal requiring that the broker has discretion. With respect to a proposal requiring the affirmative vote of a majority of the Fund’s outstanding shares of common stock, the effect of abstentions and broker non-votes is the same as a vote against such proposal. Otherwise, abstentions and broker non-votes have no effect on the outcome of a proposal. A broker non-vote is a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power.

At least one-third of the Fund’s Stockholders must be present at the Meeting in person or by proxy to constitute a quorum for the transaction of business by the Fund. In the event that a quorum is not present at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting from time to time. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal in their discretion.

Your vote is being solicited by the directors of the Fund. The cost of soliciting these proxies will be borne by the Fund. The Fund will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute proxies.

The directors and officers of the Fund, Equiniti Trust Company, LLC, the transfer agent to the Fund (“Equiniti”), and Ultimus Fund Solutions, LLC, the administrator to the Fund (the “Administrator”) may be involved in the solicitation of proxies. The Fund does not reimburse such persons for the solicitation of proxies.

The Fund expects that the solicitation will be primarily by mail, but also may include telephone, electronic, oral or other means of communication. If the Fund does not receive your proxy by a certain time, you may receive a telephone call from a proxy soliciting agent asking you to vote. The cost of soliciting the proxies will be borne by the Fund.

Only holders of issued and outstanding shares of the Fund’s common stock of record at the close of business on February 13, 2026 are entitled to notice of, and to vote at, the Meeting. Each such holder is entitled to one vote per share of common stock so held. The number of shares of common stock outstanding on February 13, 2026 was 162,199,765. The Fund is a diversified, closed-end management investment company.

Copies of the Fund’s most recent annual and semi-annual report may be ordered free of charge to any Stockholder by writing to the Fund, c/o Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, or by telephone (866) 668-6558. This report is not to be regarded as proxy-soliciting material.

This Proxy Statement is first being mailed to Stockholders on or about February 26, 2026.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors currently consists of ten members.

At the Meeting, Stockholders will be asked to vote for the election of Messrs. Joshua G. Bradshaw, Ralph W. Bradshaw, Peter K. Greer, Frank J. Maresca, Matthew W. Morris, Scott B. Rogers, Andrew A. Strauss, and Ms. Marcia E. Malzahn, as directors to serve until the year 2027 Annual Meeting of Stockholders or thereafter until each of their successors are duly elected and qualified. Each nominee was considered and recommended by the Fund’s Nominating and Corporate Governance Committee. Each of Robert E. Dean, a current non-interested director, and Daniel W. Bradshaw, a current interested director, will step down from the Board of Directors as of the Annual Meeting date and is not standing for re-election.

Under the terms of the Board’s retirement policy, unless the Board has granted an exception, a non-interested director shall retire as of the date of the annual meeting, typically in April, following the calendar year such non-interested director attains the age of 76 years.

The persons named in the accompanying form of proxy intend to vote at the Meeting (unless directed not to vote) FOR the election of each nominee. Each nominee has indicated that he or she will serve if elected, and the Board of Directors has no reason to believe that any of the nominees named above will become unavailable for election as a director, but if any nominee should be unable to serve, the proxy will be voted for any other person determined by the persons named in the proxy in accordance with their judgment.

The following table sets forth the name, address, birth date and principal occupation(s) of each nominee for election as Director:

NOMINEES

Name and Address(1) (Birth Date)	Position(s) with Fund	Term of Office Since	Principal Occupation Over Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Directorships Held by Nominee for Director Outside of Fund Complex Over Past 5 Years*
NON-INTERESTED NOMINEES
Peter K. Greer (Mar. 1975)	Director; Audit, Nominating and Corporate Governance Committee Member	2025	President and CEO of Hope International; Cofounder and Executive Director of Hope Global Investments (since 2021); Director of Cornerstone Strategic Investment Fund, Inc.	2	None
Marcia E. Malzahn (Apr. 1966)	Director; Audit, Nominating and Corporate Governance Committee Member	2019	President and Founder of Malzahn Companies, LLC (2014 to present); President and CEO of Malzahn Strategic, LLC (since Jan. 2024); Director of Cornerstone Strategic Investment Fund, Inc.	2	None
Frank J. Maresca (Oct. 1958)	Director; Chairman of Audit Committee and Nominating and Corporate Governance Committee Member	2020	Self-employed (since July 2025); Senior Advisor and Consultant of Broadridge Financial Solutions, Inc. (May 2022 – June 2025); Vice President of Mutual Funds of Broadridge Financial Solutions, Inc. (Feb. 2018 – Apr. 2022); Director of Cornerstone Strategic Investment Fund, Inc.	2	None
Matthew W. Morris (May 1971)	Director; Audit, Nominating and Corporate Governance Committee Member	2017	Founder and CEO of Lutroco LLC (Jan. 2020 – Present); President and CEO of Stewart Information Services Corporation (Nov. 2011 – Jan. 2020); Director of Cornerstone Strategic Investment Fund, Inc.	2	Stabilis Solutions, Inc.; Stewart Information Services Corporation
Scott B. Rogers (July 1955)	Director; Audit, Nominating and Corporate Governance Committee Member	2001	Chief Executive Officer of Asheville Buncombe Community Christian Ministry (“ABCCM”); President of ABCCM Doctor’s Medical Clinic; Member of North Carolina Governor’s Council on Homelessness; Director of Cornerstone Strategic Investment Fund, Inc.	2	None
Andrew A. Strauss (Nov. 1953)	Director; Chairman of Nominating and Corporate Governance Committee and Audit Committee Member	2001	Attorney and senior member of Strauss Attorneys PLLC; Director of Deerfield Charitable Foundation; Director of Cornerstone Strategic Investment Fund, Inc.	2	None

Name and Address(1) (Birth Date)	Position(s) with Fund	Term of Office Since	Principal Occupation Over Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Directorships Held by Nominee for Director Outside of Fund Complex Over Past 5 Years*
INTERESTED NOMINEES**
Joshua G. Bradshaw (June 1988)***	Director; President (since Nov. 2025); Vice Chairman (since May 2025)	2022	Chief Executive Officer of Cornerstone Advisors, LLC (since Jan. 2025); Chief Operating Officer of Cornerstone Advisors, LLC (May 2023 – Dec. 2024); Vice President of Cornerstone Advisors, LLC (June 2019 - Apr. 2023); Director, President (since Nov. 2025) and Vice Chairman of the Board of Directors (since May 2025) of Cornerstone Strategic Investment Fund, Inc.	2	None
Ralph W. Bradshaw (Dec. 1950)***	Chairman of the Board of Directors; Vice President (since Nov. 2025)	2001	President of Cornerstone Advisors, LLC; Financial Consultant; Director and Vice President (since Nov. 2025) of Cornerstone Strategic Investment Fund, Inc.	2	None

(1)	The mailing address of each Nominee/Director with respect to Fund operations is c/o Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246.

*

As of December 31, 2025, the Fund Complex was comprised of the Fund and Cornerstone Strategic Investment Fund, Inc. both of which are managed by Cornerstone Advisors, LLC (the “Investment Adviser”). Each of the above Directors oversees both of the Funds in the Fund Complex.

**	Each of Mr. Mr. Joshua G. Bradshaw and Mr. Ralph W. Bradshaw is an “interested person” as defined in the Investment Company Act of 1940 because of his affiliation with Cornerstone Advisors, LLC.

***	Mr. Ralph Bradshaw is the father of Mr. Joshua Bradshaw.

The Board believes that the significance of each Director’s experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Director, or particular factor, being indicative of the Board’s effectiveness. The Board determined that each of the Directors is qualified to serve as a Director of the Fund based on a review of the experience, qualifications, attributes and skills of each Director. In reaching this determination, the Board has considered a variety of criteria, including, among other things: character and integrity, ability to review critically, evaluate, question and discuss information provided, to exercise effective business judgment in protecting stockholder interests and to interact effectively with the other Directors, the Investment Adviser, other service providers, counsel and the independent registered accounting firm (“independent auditors”), and willingness and ability to commit the time necessary to perform the duties of a Director. Each Director’s ability to perform his duties effectively is evidenced by his experience or achievements in the following areas: management or board experience in the investment management industry or companies or organizations in other fields, educational background and professional training, and experience as a Director of the Fund. In addition, the Board values the diverse skill sets and experiences that each Director contributes. The Board considers that its diversity as a whole is as a result of a combination of Directors who are working in the private, as opposed to public, sector, those that are retired from professional work and the various perspectives that each Director provides as a result of his present experiences and his background. Information as of December 31, 2025 discussing the specific experience, skills, attributes and qualifications of each Director which led to the Board’s determination that the Director should serve in this capacity is provided below.

JOSHUA G. BRADSHAW. Mr. Bradshaw has served as Chief Executive Officer of Cornerstone Advisors, LLC (the “Investment Adviser”) since January 2025. Prior to that, Mr. Bradshaw served as Chief Operating Officer of the Investment Adviser from May 2023 through December 2024. He oversees operations at the Investment Adviser and is also a Portfolio Manager of the Fund. From May 2019 through April 2023, Mr. Bradshaw served as a Vice President of the Investment Adviser. Mr. Bradshaw holds a B.Arch. from the University of Tennessee and an M.B.A. in International Business from Liberty University. He earned a Certificate in Business Excellence from Columbia University School of Business. Mr. Bradshaw provides the Board with effective business judgment and an ability to interact effectively with the other Directors, as well as with the other service providers, counsel and the Fund’s independent auditor. Mr. Bradshaw commits a significant amount of time to the Fund as a Director and Officer, in addition to serving as the CEO of the Investment Adviser. The Board values his strong moral character and integrity.

RALPH W. BRADSHAW. Mr. Bradshaw was a co-founder of the Former Investment Adviser and served as its President since its inception in 2001 through April 30, 2019; and has served as the President of the Investment Adviser since May 1, 2019. He brings over 25 years of extensive investment management experience and also formerly served as a director of several other closed-end funds. Prior to founding the Former Investment Adviser, he served in consulting and management capacities for registered investment advisory firms specializing in closed-end fund investments. His experiences include developing and implementing successful trading strategies with a variety of underlying portfolios containing domestic and international equity and fixed-income investments. In addition, he has been a financial consultant and has held managerial positions or operated small businesses in several industries. Mr. Bradshaw holds a B.S. in Chemical Engineering and an M.B.A. Mr. Bradshaw provides the Board with effective business judgment and an ability to interact effectively with the other Directors, as well as with the other service providers, counsel and the Fund’s independent auditor. Mr. Bradshaw commits a significant amount of time to the Fund as a Director and Officer, in addition to serving as President of the Investment Adviser. The Board values his strong moral character and integrity.

PETER K. GREER. Mr. Greer is the President and CEO of HOPE International (a global Christ-centered microenterprise development organization operating in Africa, Asia, Latin America, and Eastern Europe). He is also the Cofounder and an Executive Director of Hope Global Investments (an investment vehicle that allows accredited investors to provide debt financing to microfinance institutions (MFIs) around the world). Before joining HOPE International, Mr. Greer served as a microfinance adviser in Cambodia and Zimbabwe and as Managing Director of Urwego Bank in Rwanda. Mr. Greer holds a master’s degree in public policy from Harvard Kennedy School and a B.S in international business from Messiah University. Mr. Greer also serves as Entrepreneur-in-Residence at Messiah University and is a Venture Partner of Praxis (an accelerator program for social entrepreneurs). Mr. Greer has coauthored more than fifteen books. Mr. Greer’s substantial experience in business and corporate governance matters qualifies him to serve on the Board of Directors of the Fund. Mr. Greer has demonstrated his willingness to commit the time necessary to serve as an effective Director. The Board values his strong moral character and integrity.

MARCIA E. MALZAHN. Ms. Malzahn has 30 years of banking experience including cofounding a community bank in Minnesota in 2005 where she was Executive Vice President, Chief Financial Officer, and Chief Operating Officer with her latest responsibilities as Chief Risk Officer. She also served as the Corporate Secretary of the Bank and the Holding Company. In 2014 she founded Malzahn Companies, LLC and its subsidiaries Crowning Achievements International (a public speaking business), Malzahn Publishing (a book publishing company), and Malzahn Strategic (a management consulting firm for community banks and credit unions). In January 2024, Malzahn Strategic was formed as its own LLC and is no longer a subsidiary of Malzahn Companies, LLC with Ms. Malzahn as President and CEO, and focusing on strategic planning, enterprise risk management, treasury management, and talent management. She also served on the Board of Village Bank, a community bank in Blaine, Minnesota as the Audit & Risk Committee Chair 2019-2022 and has served on nonprofit boards for the past 30 years. Ms. Malzahn is recipient of several professional awards, is a published author of five books, and an international bilingual professional speaker. She holds a B.A. in business management from Bethel University, is a certified life coach, Certified Community Bank Director, and is a graduate and faculty member of the Graduate School of Banking in Madison, Wisconsin. Ms. Malzahn has demonstrated willingness to commit the time necessary to serve as an effective Director. The Board values her strong moral character and integrity.

FRANK J. MARESCA. Mr. Maresca is self-employed as a consultant and provides business development services to asset management firms and supporting service providers. Mr. Maresca is a financial services and investment management professional with over 40 years’ experience in U.S. registered investment companies, asset management and asset servicing industries. From May 2022 through June 2025, Mr. Maresca was a senior advisor and consultant at Broadridge Financial Solutions, Inc. (NYSE:BR) (“Broadridge”), a provider of investor communications and technology-driven solutions to banks, broker-dealers and corporate issuers. Previously, Mr. Maresca was a vice president of mutual funds at Broadridge. Previously, he was an executive vice president at AST Fund Solutions, LLC where he created and headed the fund administration group, as well as overseeing business development of all services provided to closed-end funds and business development companies. Mr. Maresca received his BBA in public accounting from Hofstra University and is a CPA (inactive). Mr. Maresca has demonstrated his willingness to commit the time necessary to serve as an effective Director. The Board values his strong moral character and integrity.

MATTHEW W. MORRIS. Mr. Morris is the Founder and CEO of Lutroco LLC, a private firm targeting purpose-driven strategic investment opportunities. Mr. Morris is a current Board Member and the former President and CEO of Stewart Information Services Company (NYSE:STC), a title insurance and real estate services firm. He also serves on the Board of Directors (the “Board”) of Stabilis Solutions, Inc (NSDQ:SLNG) and is on the Board’s Audit and Compensation Committees. Mr. Morris received his BBA in Organizational Behavior and Business Policy from Southern Methodist University and his MBA from the University of Texas with a concentration in Finance. Mr. Morris has demonstrated his willingness to commit the time necessary to serve as an effective Director. The Board values his strong moral character and integrity.

SCOTT B. ROGERS. Reverend Rogers has been the Executive Director of a regional community ministry organization for over 30 years. In addition to the leadership and management skills obtained through this work, he contributes a non-profit perspective and community insight to the Board’s discussions and deliberations, which provides desirable diversity. Mr. Rogers provides the Board with effective business judgment and an ability to interact effectively with the other Directors, as well as with the Investment Adviser, other service providers, counsel and the Fund’s independent auditor. Mr. Rogers has demonstrated a willingness to commit the time necessary to serve as an effective Director. The Board values his strong moral character and integrity.

ANDREW A. STRAUSS. Mr. Strauss is an experienced attorney with a securities law background. He currently serves as a senior attorney in a law firm concentrating in estate planning, probate and estate administration. In addition, Mr. Strauss served in an executive capacity with a large public company for over nine years. He is a graduate of the Wharton School of the University of Pennsylvania and Georgetown University Law Center. Mr. Strauss provides the Board with effective business judgment and an ability to interact effectively with the other Directors, as well as with the Investment Adviser, other service providers, counsel and the Fund’s independent auditor. Mr. Strauss has demonstrated a willingness to commit the time necessary to serve as an effective Director. The Board values his strong moral character and integrity.

Specific details regarding each Director’s principal occupation(s) during the past five years are included in the table above. The summaries set forth above as to the experience, qualifications, attributes and/or skills of the Directors do not constitute holding out the Board or any Director as having any special expertise or experience, and do not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

The following table sets forth, for each Director, the aggregate dollar range of equity securities owned of the Fund and of all Funds overseen by each Director in the Fund Complex as of December 31, 2025. The information as to beneficial ownership is based on statements furnished to the Fund by each Director.

Name	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity In All Funds Overseen by Director in Fund Complex
NON-INTERESTED DIRECTORS
Peter K. Greer	$0 - $10,000	$0 - $10,000
Marcia E. Malzahn	0	0
Frank J. Maresca	0	0
Matthew W. Morris	Over $100,000	Over $100,000
Scott B. Rogers	0	0
Andrew A. Strauss	0	0
INTERESTED DIRECTORS
Joshua G. Bradshaw	$0 - $10,000	$10,001 - $50,000
Ralph W. Bradshaw	Over $100,000	Over $100,000

EXECUTIVE OFFICERS

In addition to Messrs. Bradshaw, the current principal officers of the Fund are:

Name and Address(1) (Birth Date)	Position with Fund	Term of Office Since	Principal Occupation Over Past 5 Years
Benjamin V. Mollozzi (Oct. 1984)	Chief Compliance Officer	Since May 2024

General Counsel of Cornerstone Advisors, LLC (since Jun. 2025); Counsel of Cornerstone Advisors, LLC (Mar. 2024 – Jun. 2025); Chief Compliance Officer of Cornerstone Advisors, LLC (Since Mar. 2024); Counsel of Western & Southern Financial Group (Jan. 2022 – Feb. 2024); Attorney of U.S. Bank, N.A. (May 2021 – Jan. 2022); Attorney of Ultimus Fund Solutions, LLC (Aug. 2015 – May 2021); Chief Compliance Officer of Cornerstone Strategic Investment Fund, Inc. (since May 2024)

Hoyt M. Peters (Sep. 1963)	Secretary and Assistant Treasurer	2019, 2013	Vice President of Cornerstone Advisors, LLC; Secretary and Assistant Treasurer of Cornerstone Strategic Investment Fund, Inc.
Brian J. Lutes (June 1975)	Treasurer	2022

Senior Vice President, Relationship Management of Ultimus Fund Solutions, LLC (since Jan. 2024); Senior Vice President, Fund Accounting of Ultimus Fund Solutions, LLC; Treasurer of Cornerstone Strategic Investment Fund, Inc. (Since 2022)

(1)	The mailing address of each officer with respect to Fund operations is c/o Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246.

Under the federal securities laws, the Fund is required to provide to Stockholders in connection with the Meeting information regarding compensation paid to the Directors by the Fund as well as by the various other U.S. registered investment companies advised by the Fund’s Investment Adviser during its prior calendar year. The following table provides information concerning the compensation paid during the year ended December 31, 2025, to each Director of the Fund in his capacity solely as a Director of the Fund. This information does not reflect any additional monies received for a named individual serving in any other capacity to the Fund. Please note that the Fund has no bonus, profit sharing, pension or retirement plans.

Name of Director	Director Since	Aggregate Compensation From Fund	Total Compensation From Fund and Fund Complex* Paid to Director
Peter K. Greer**	2025	$22,653	$51,778—
Marcia E. Malzahn	2019	$35,000	$80,000
Frank J. Maresca	2020	$40,000	$90,000
Matthew W. Morris	2017	$35,000	$80,000
Scott B. Rogers	2001	$35,000	$80,000
Andrew A. Strauss	2001	$37,500	$85,000
Joshua G. Bradshaw	2022	$0	$0
Ralph W. Bradshaw	2001	$0	$0

*

For compensation purposes, the Fund Complex refers to the Fund and Cornerstone Strategic Investment Fund, Inc. both of which were managed by Cornerstone Advisors, LLC during the year ended December 31, 2025.

**	Mr. Greer’s service as a Director began on February 7, 2025.

Director Transactions with Fund Affiliates. As of December 31, 2025, neither the Independent Directors nor members of their immediate family-owned securities beneficially or of record in Cornerstone Advisors, LLC, or an affiliate of Cornerstone Advisors, LLC. Furthermore, over the past five years, neither the Independent Directors nor members of their immediate family have any direct or indirect interest, the value of which exceeds $120,000, in Cornerstone Advisors, LLC or any of its affiliates. In addition, since the beginning of the last two fiscal years, neither the Independent Directors nor members of their immediate family have conducted any transactions (or series of transactions) or maintained any direct or indirect relationship in which the amount involved exceeds $120,000 and to which Cornerstone Advisors, LLC. or any affiliate thereof was a party.

BOARD COMPOSITION AND LEADERSHIP STRUCTURE

The Board currently consists of ten individuals, three of whom are Interested Directors. Effective as of the Annual Meeting date, the Board will consist of eight individuals. The Chairman of the Board, Mr. Ralph W. Bradshaw, is an Interested Director and is the Vice President of the Fund, the President of the Investment Adviser, and is the Vice President and a director of Cornerstone Strategic Investment Fund, Inc. The Vice Chairman of the Board, Mr. Joshua G. Bradshaw is an Interested Director and is the President of the Fund, Chief Executive Officer of the Investment Adviser and is the Vice Chairman, President, and a director of Cornerstone Strategic Investment Fund, Inc. Mr. Daniel W. Bradshaw, who is not standing for re-election and will cease to be a Director as of the Annual Meeting date, is currently an Interested Director and is an Assistant Secretary of the Fund and is an Assistant Secretary and a director of Cornerstone Strategic Investment Fund, Inc. The Board does not have a lead independent director.

The Board believes that its structure facilitates the orderly and efficient flow of information to the Directors from the Investment Adviser and other service providers with respect to services provided to the Fund, potential conflicts of interest that could arise from these relationships and other risks that the Fund may face. The Board further believes that its structure allows all of the Directors to participate in the full range of the Board’s oversight responsibilities. The Board believes that the orderly and efficient flow of information and the ability to bring each Director’s talents to bear in overseeing the Fund’s operations is important, in light of the size and complexity of the Fund and the risks that the Fund faces. The Board and its committees review their structure regularly, to help ensure that it remains appropriate as the business and operations of the Fund and the environment in which the Fund operates changes.

Currently, the Board has an Audit Committee and a Nominating and Corporate Governance Committee. The responsibilities of each committee and its members are described below. The Board convened five (5) times during the 2025 calendar year (including regularly scheduled and special meetings). Each of the Directors attended at least seventy-five (75%) percent of the meetings held during the period for which he or she was a member. Each director attended at least seventy-five percent (75%) of the four (4) meetings of its Audit Committee (including regularly scheduled and special meetings) held during the period for which he or she was a member. Each director attended at least seventy-five (75%) percent of the four (4) meetings of its Nominating and Corporate

Governance Committee (including regularly scheduled and special meetings) held during the period for which he or she was a member. The Board does not have a policy regarding Directors’ attendance at the Annual Stockholders Meeting, but all are invited to attend.

THE AUDIT COMMITTEE

The Fund has a standing Audit Committee (the “Audit Committee”), which is comprised of Messrs. Dean, Greer, Maresca, Morris, Rogers and Strauss, and Ms. Malzahn, all of whom are Directors who are not interested persons of the Fund, as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended. The Audit Committee has a written charter. The principal functions of the Audit Committee include but are not limited to, (i) the oversight of the accounting and financial reporting processes of the Fund and its internal control over financial reporting; (ii) the oversight of the quality and integrity of the Fund’s financial statements and the independent audit thereof; and (iii) the approval, prior to the engagement of, the Fund’s independent registered public accounting firm and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Fund’s independent registered public accounting firm. The Audit Committee convened four (4) times during the 2025 calendar year.

The Board has appointed Mr. Maresca to be the Audit Committee Financial Expert, as such term is defined in Section 407 of the Sarbanes-Oxley Act of 2002.

The responsibilities of the Audit Committee, as approved by the Directors, are set forth in the Audit Committee Charter, a copy of which is available on the Fund’s website at www.cornerstonetotalreturnfund.com under the section “Corporate Governance - Audit Committee Charter.”

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Fund has a standing Nominating and Corporate Governance Committee (the “N&CG Committee”), which is comprised of Messrs. Dean, Greer, Maresca, Morris, Rogers and Strauss, and Ms. Malzahn, all of whom are Directors who are not interested persons of the Fund, as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended. The N&CG Committee has a written charter. In addition to its responsibility to oversee the corporate governance of the Fund, the N&CG Committee is appointed to identify and select qualified candidates that have exhibited strong decision-making ability, substantial business experience, relevant knowledge of the investment company industry (including closed-end funds), skills or technological expertise and exemplary personal integrity and reputation. In addition, the N&CG Committee seeks candidates that have experience and knowledge of the service providers of a registered investment company.

The N&CG Committee will consider all nominees recommended by Stockholders of the Fund, so long as Stockholders send their recommendations in writing to the Secretary of the Fund in a manner consistent with the Fund’s By-laws. The N&CG Committee will seek candidates for the Board that have exhibited strong decision-making ability, substantial business experience, relevant knowledge, skills or technological expertise, and exemplary personal integrity and reputation. Specifically, the N&CG Committee assesses all director nominees taking into account several factors, including, but not limited to, issues such as the current needs of the Board and the nominee’s: (i) integrity, honesty, and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; and (vi) ability to devote necessary time to meet director responsibilities. The N&CG Committee does not have a policy with regard to considering diversity when identifying candidates for election, but would expect to consider race, gender and professional experience diversity when identifying future candidates. The N&CG Committee will ultimately recommend nominees that it believes will enhance the Board’s ability to oversee, in an effective manner, the affairs and business of the Fund. The N&CG Committee will consider and evaluate Stockholder-recommended candidates by applying the same criteria used to evaluate director- recommended candidates. The deadline for submitting a stockholder proposal for inclusion in the Fund’s proxy statement and proxy for the Fund’s 2027 annual meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, is October 29, 2026. Stockholders wishing to submit proposals or director nominations that are to be included in such proxy statement and proxy must deliver notice to the Secretary at the principal executive offices of the Fund no later than the close of business on October 29, 2026. Stockholders are also advised to review the Fund’s By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

In February 2026, the N&CG Committee met and discussed the nomination of the Directors of the Fund for the 2026 Annual Meeting of Stockholders. Each Nominee was recommended by the N&CG Committee, comprised of the non-interested Directors. The N&CG Committee convened four (4) times during the 2025 calendar year.

The responsibilities of the N&CG Committee, as approved by the Directors, are set forth in the N&CG Committee Charter, a copy of which is available on the Fund’s website at www.cornerstonetotalreturnfund.com under the section “Corporate Governance - Nominating and Corporate Governance Committee Charter.”

BOARD’S ROLE IN RISK OVERSIGHT OF THE FUND

The Board oversees risk management for the Fund directly and, as to certain matters, through its Audit and Nominating and Corporate Governance Committees. The Board exercises its oversight in this regard primarily through requesting and receiving reports from and otherwise working with the Fund’s senior officers (including the Fund’s Chief Compliance Officer), portfolio management personnel of the Investment Adviser, the Fund’s independent auditors, legal counsel and personnel from the Fund’s other service providers. The Board has adopted, on behalf of the Fund, and periodically reviews with the assistance of Fund personnel, policies and procedures designed to address certain risks associated with the Fund’s activities. In addition, the Investment Adviser and the Fund’s other service providers have also adopted policies, processes and procedures designed to identify, assess and manage certain risks associated with the Fund’s activities, and the Board receives reports from service providers with respect to the operation of these policies, processes and procedures as required and/or as the Board deems appropriate. The Board does not believe that a separate Risk Oversight Committee is necessary for effective risk oversight at this time, but intends to continuously evaluate how it assesses risk and consider whether any changes to the current structure are prudent.

REQUIRED VOTE

Directors are elected by a plurality of the votes cast by the holders of shares of common stock of the Fund present in person or represented by proxy at a meeting with a quorum present. For purposes of the election of Directors, abstentions and broker non-votes will be counted as shares present for quorum purposes, may be considered votes cast, and may affect the plurality vote required for Directors. Proposal No. 1 is considered a “routine” matter under the rules of the New York Stock Exchange (“NYSE”), and beneficial owners who do not provide proxy instructions or who do not return a proxy card may have their shares voted by broker-dealer firms on the proposal in the discretion of such broker-dealer firms.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. JOSHUA G. BRADSHAW, RALPH W. BRADSHAW, PETER K. GREER, FRANK J. MARESCA, MATTHEW W. MORRIS, SCOTT B. ROGERS, ANDREW A. STRAUSS, AND MS. MARCIA E. MALZAHN AS DIRECTORS OF THE FUND.

AUDIT COMMITTEE REPORT

In February 2026, the Audit Committee met with the Fund’s Administrator, Ultimus Fund Solutions, LLC, and the Fund’s independent registered public accounting firm, Cohen & Company, Ltd., to discuss and review the Fund’s audited financial statements for the calendar year ended December 31, 2025. The Fund’s independent registered public accounting firm represented to the Audit Committee that the Fund’s financial statements were prepared in accordance with U.S. Generally Accepted Accounting Principles, and the Audit Committee has reviewed and discussed the financial statements with the Fund’s Administrator and its independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by current auditing standards.

The Fund’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by current independence standards regarding Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent registered public accounting firm their independence, in light of the services they were providing.

Based upon the Audit Committee’s discussion with the Fund’s Administrator and the independent registered public accounting firm and the Audit Committee’s review of the representations and report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Fund’s Annual Report for the calendar year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”).

This Audit Committee report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of this proxy statement except to the extent that the Fund specifically requests that the report be specifically incorporated by reference.

Respectfully submitted,

Frank J. Maresca, Chairman
Robert E. Dean
Peter K. Greer
Marcia E. Malzahn
Matthew W. Morris
Scott B. Rogers
Andrew A. Strauss

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Fund’s independent registered public accounting firm for the calendar year ended December 31, 2025, was the firm of Cohen & Company, Ltd. (“Cohen & Co.”). The Audit Committee has selected Cohen & Co. to be the Fund’s independent registered public accounting firm for the calendar year ending December 31, 2026.

Representatives of Cohen & Co. are not expected to be present at the Annual Meeting of Stockholders or to make a statement, but may be available by telephone to respond to appropriate questions from Stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered for the Fund by Cohen & Co. for the years ended December 31, 2025 and 2024, respectively, were:

Service	2025	2024
Audit Fees	$24,150	$23,000
Audit-Related Fees	0	0
Tax Fees (1)	4,500	4,500
All Other Fees (2)	3,500	0
Total	$32,150	$27,500

(1)	Tax services in connection with the Fund’s excise tax calculations and review of the Fund’s applicable tax returns.

(2)	All Other Fees represents charges for review of the Fund’s rights offering documents.

All of the services performed by the Fund’s independent registered public accounting firm, including audit-related and non-audit related services, were pre-approved by the Audit Committee, as required under the Audit Committee Charter. Audit Fees for the years ended December 31, 2025 and 2024 were for professional services rendered for the audits of the financial statements of the Fund, reviews, and issuances of consents, and assistance with review of documents filed with the SEC. Tax Fees for the years ended December 31, 2025 and 2024 were for services performed in connection with income and excise tax services other than those directly related to the audit of the income tax accrual.

The Audit Committee has considered and determined that the services provided by Cohen & Co. are compatible with maintaining Cohen & Co.’s independence. The aggregate fees included in Audit Fees are fees billed for the calendar year for the audit of the Fund’s annual financial statements. Of the time expended by the Fund’s independent registered public accounting firms to audit the Fund’s financial statements for the calendar year ended December 31, 2025, less than 50% of such time involved work performed by persons other than the independent registered public accounting firm’s full time, permanent employees. Cohen & Co. did not perform any services on behalf of the Investment Adviser.

INFORMATION PERTAINING TO THE FUND’S INVESTMENT ADVISER AND ADMINISTRATOR

THE INVESTMENT ADVISER

At the Fund’s annual meeting of stockholders held on April 16, 2019, stockholders of the Fund approved a new investment management agreement with Cornerstone Advisors Asset Management LLC, which, as discussed in the proxy statement for that meeting, later changed its name to Cornerstone Advisors, LLC (the “Investment Adviser”). The new investment management agreement for the Fund became effective May 1, 2019.

Cornerstone Advisors, Inc, acted as the Fund’s investment adviser from 2001 through April 30, 2019. The Investment Adviser has acted as the Fund’s investment adviser since May 1, 2019, and has its principal office at 1075 Hendersonville Road, Suite 250, Asheville, NC 28803. The Investment Adviser was organized to provide investment management services to closed-end investment companies and is registered with the SEC under the Investment Advisers Act of 1940, as amended. The Investment Adviser is the investment adviser to one other closed-end fund, Cornerstone Strategic Investment Fund, Inc.

The Investment Adviser is owned by the Cornerstone Trust, a trust established on January 29, 2019. The trustees of the Cornerstone Trust include, but are not limited to, Messrs. Ralph W. Bradshaw, Joshua G. Bradshaw and Daniel W. Bradshaw. Mr. Joshua B. Bradshaw is President and Vice Chairman of the Board of Directors of the Fund, Mr. Ralph W. Bradshaw is Vice President and Chairman of the Board of Directors of the Fund and Mr. Daniel W. Bradshaw is a director and an Assistant Secretary of the Fund.

The investment management agreement was last approved by the Board of Directors on February 13, 2026.

THE ADMINISTRATOR

Ultimus Fund Solutions, LLC, whose address is 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, currently acts as the Administrator of the Fund.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 30(h) of the Investment Company Act in combination require the Fund’s directors and officers, persons who own more than ten (10%) of the Fund’s Common Stock, and the Fund’s Investment Adviser and its directors and officers, to file reports of ownership and changes in ownership with the SEC. Based solely upon its review of the copies of such forms and amendments thereto filed electronically with the SEC during the fiscal year ended December 31, 2025 and written representations received by it, the Fund believes that the Fund’s directors and officers, the Fund’s Investment Adviser and its directors and officers have complied with all applicable filing requirements during the year ended December 31, 2025.

INFORMATION PERTAINING TO CERTAIN STOCKHOLDERS

The following table sets forth the beneficial ownership of shares of the Fund by each person known to the Fund to be deemed the beneficial owner of more than five (5%) percent of the outstanding shares of the Fund at the close of business on December 31, 2025:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Shares Outstanding
None	None	None

Additionally, on February 13, 2026 Cede & Co., a nominee for participants in the Depository Trust Company, held of record 162,006,084 shares of the Fund, equal to approximately 99.9% of the outstanding shares of the Fund. All the directors and executive officers of the Fund, as of the date of this proxy, owned less than 1% of the outstanding shares of the Fund.

ADDITIONAL INFORMATION

This Proxy Statement does not contain all of the information set forth in the registration statements and the exhibits relating thereto which the Fund has filed with the SEC, under the Exchange Act and the Investment Company Act of 1940, as amended, to which reference is hereby made.

The Fund is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports and other information with the SEC. Reports, proxy statements, registration statements and other information filed by the Fund can be inspected and copied at the public reference facilities of the SEC in Washington, DC. Copies of such materials also can be obtained by mail from the Public Reference Branch, Office of Consumer Affairs and Information Services, SEC, 100 F Street, NE, Washington, DC 20594, at prescribed rates.

OTHER BUSINESS

The Board of Directors of the Fund does not know of any other matter which may come before the Meeting, but should any other matter requiring a vote of Stockholders arise, including any questions as to the adjournment of the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter in the interest of the Fund.

PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

All proposals by Stockholders of the Fund which are intended to be presented at the Fund’s next Annual Meeting of Stockholders, to be held in the year 2026, must be received by the Fund addressed to Cornerstone Total Return Fund, Inc., c/o Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, in advance of that meeting as set forth in this document.

CORNERSTONE TOTAL RETURN FUND, INC.

Hoyt M. Peters, Secretary

Dated: February 26, 2026

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ANNUAL MEETING OF STOCKHOLDERS OF

# CORNERSTONE TOTAL RETURN FUND, INC.

**April 14, 2026**

**GO GREEN**

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

**NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL**:
The Notice of Meeting, proxy statement and proxy card are available at
www.cornerstonetotalreturnfund.com/assets/pdfs/sec-filings/CRF_proxy_final.pdf

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

21000000000000000000 6 041426

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN PROPOSAL 1.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

**Your proxy is important to assure a quorum at the Annual Meeting of Stockholders, whether or not you plan to attend the Meeting in person. You may revoke this proxy at any time, and the giving of it will not affect your right to attend the Annual Meeting of Stockholders and vote in person.**

**PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

# CORNERSTONE TOTAL RETURN FUND, INC.

## PROXY CARD FOR THE ANNUAL MEETING OF STOCKHOLDERS
## TO BE HELD ON APRIL 14, 2026
## THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Cornerstone Total Return Fund, Inc. (the "Fund") hereby constitutes and appoints Messrs. Daniel W. Bradshaw, Joshua G. Bradshaw, Ralph W. Bradshaw, and Benjamin V. Mollozzi, or any of them, the action of a majority of them voting to be controlling, as proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Fund standing in his or her name on the books of the Fund at the Annual Meeting of Stockholders of the Fund to be held at the First Floor Conference Room, 1075 Hendersonville Rd., Asheville, NC 28803, on April 14, 2026, at 11:00 a.m., Eastern Time, or at any adjournment or postponement thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse hereof.

The undersigned hereby revokes any proxy previously given and instructs the said proxies to vote in accordance with the instructions with respect to the election of the directors and the consideration and vote of such other matters as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. **If no such direction is made, the said proxies will vote FOR ALL NOMINEES in Proposal 1 and in their discretion with respect to such other matters as may properly come before the Annual Meeting of Stockholders, in the interest of the Fund.**

**(Continued and to be dated and signed on reverse side)**

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